January 24, 2025 Via Email Only Kory Marchisotto Re: Service on Board of Directors of Dutch Bros Inc. Dear Kory: The Board of Directors (the “Board”) of Dutch Bros Inc. (the “Company”) is pleased to offer you a position on the Board under the terms and conditions set forth herein. Please review these terms carefully. The Board expects to increase the number of Directors on the Board and appoint you as a Director to fill the vacancy created thereby effective on or about February 3, 2025. As a Director, you will be expected to participate in regularly scheduled meetings of the Board as set forth on the attached anticipated board meeting calendar, as well as any special meetings of the Board. You will devote your best efforts and apply your professional expertise to the interests and welfare of the Company and its stockholders and will be expected to comply with all of your legal obligations to the Company and its stockholders as a Director (e.g., fiduciary duties). In accordance with the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”), you will receive the following quarterly payments as cash compensation for your services as a Director: Role Quarterly Payment Director $18,750 Total Quarterly Cash Compensation $18,750 Should you join any standing committees of the Board, your cash compensation will be adjusted accordingly. The Company will also reimburse you for reasonable out-of-pocket expenses incurred in attending Board and committee meetings in accordance with the Director Compensation Policy. In addition, under the Director Compensation Policy, each non-employee director receives, on the date of each annual stockholder meeting, an award of restricted stock units with a value of $125,000 on the grant date. The award vests 25% on the last day of each fiscal quarter beginning with the first quarter following the grant date, provided that, in any event, the award is fully vested on the date of the next annual stockholder meeting. Each award is subject to the terms and conditions of the Director Compensation Policy, the Company’s 2021 Equity Incentive Plan (the “Plan”) and all related agreements. New directors appointed to the Board on a date other than the date of the annual stockholder meeting will also receive an initial prorated award in accordance with the Director Compensation Policy. Exhibit 10.1

Director compensation will be regularly reviewed by the Board and adjusted from time to time as it deems appropriate. The Company will enter into an indemnification agreement with you in the Company’s standard form, which is enclosed with this letter. Such agreement requires the Company, under the circumstances and to the extent provided for therein, to indemnify you to the fullest extent permitted by applicable law against certain expenses and other amounts incurred as a result of you being made a party to certain actions, suits, investigations and other proceedings. You represent and warrant that your services as a Director of the Company will not conflict with, and will not be constrained by, any prior or current agreement or relationship between you and any third party, and you will notify the Company if any such conflict or constraint develops. You are not and will not be an employee of the Company and have no authority to obligate the Company by contract or otherwise. You will not be eligible for any employee benefits, nor will the Company make deductions from any amounts payable to you for taxes. Any taxes will be solely your responsibility. This letter agreement, together with your indemnification agreement and any applicable Plan agreements, constitutes the entire agreement between you and the Company with respect to your service as a Director and supersedes any prior agreement, promise, or representation (whether written or oral) between you and the Company with regard to this subject matter. This letter agreement is entered into without reliance on any promise, representation, statement or agreement other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by the party or parties affected by such modification or amendment. All questions concerning the construction, validity and interpretation of this letter agreement will be governed by the law of the State of Arizona as applied to contracts made and to be performed entirely within Arizona. Please note that, in the interest of time, this letter agreement is being presented to you before the Board’s action to appoint you to the Board. As a result, the effectiveness of the terms of this letter agreement is expressly conditioned upon the Board appointing you to the Board, acting in their sole discretion. If the terms of this letter meet your approval, please sign below. Once you have signed this letter, we will be in touch regarding next steps in the onboarding process. On behalf of the Company, we are excited about your joining our Board and look forward to working with you.

If you have any questions, please do not hesitate to call me. Very truly yours, DUTCH BROS INC. ________________________________ Christine Barone Chief Executive Officer and President Acknowledged and Agreed: _______________________________ Kory Marchisotto Dated: ________________________ Encs. Board Calendar, Indemnification Agreement Copy: Victoria Tullett, Chief Legal Officer and Corporate Secretary (email only) January 26, 2025 /s/ Christine Barone /s/ Kory Marchisotto